Exhibit 99.1

Gaxos.ai Inc. Announces $4 Million Registered Direct Offering Priced At-the-Market Under Nasdaq Rules

Roseland, NJ, Dec. 27, 2024 (GLOBE NEWSWIRE) -- Gaxos.ai Inc. (Nasdaq: GXAI), (“Gaxos” or the “Company”), a company developing artificial intelligence applications across various sectors, today announced that it has entered into definitive agreements for the purchase and sale of an aggregate of 1,346,669 shares of its common stock at a purchase price of $3.00 per share in a registered direct offering priced at-the-market under Nasdaq rules. In addition, in a concurrent private placement, the Company will issue unregistered warrants to purchase up to 1,346,669 shares of common stock. The warrants will have an exercise price of $3.00 per share, will be exercisable upon issuance and expire three years following the date of issuance. The closing of the offering is expected to occur on or about December 30, 2024, subject to the satisfaction of customary closing conditions.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

The aggregate gross proceeds to the Company from the offering are expected to be approximately $4 million, before deducting the placement agent fees and other offering expenses payable by the Company. The Company currently intends to use the net proceeds from the offering for working capital and other general corporate purposes.

The shares of common stock (but not the warrants issued in the private placement or the shares of common stock underlying such warrants) are being offered by the Company pursuant to a “shelf” registration statement on Form S-3 (File No. 333-283758) filed with the Securities and Exchange Commission (“SEC”) on December 12, 2024 and became effective on December 18, 2024. The registered direct offering of the shares of common stock is being made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. The prospectus supplement and the accompanying prospectus relating to the shares of common stock being offered in the registered direct offering will be filed with the SEC and be available at the SEC's website at www.sec.gov. Electronic copies of the prospectus supplement and the accompanying prospectus relating to the registered direct offering may also be obtained, when available, by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by telephone at (212) 856-5711 or e-mail at placements@hcwco.com.

The warrants described above are being issued in a concurrent private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D promulgated thereunder and, along with the shares of common stock underlying the warrants, have not been registered under the Securities Act, or applicable state securities laws. Accordingly, the warrants and underlying shares of common stock may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Gaxos.ai Inc.

Gaxos.ai isn’t just developing applications; it’s aim is to redefine the human-AI relationship. Our offerings are being expanded to include health and wellness, as well as gaming. We’re committed to addressing health, longevity, and entertainment, through AI solutions.

Forward-Looking Statements

All statements other than statements of historical fact in this announcement are forward-looking statements that involve known and unknown risks and uncertainties and are based on current expectations and projections about future events and financial trends that the Company believes may affect its financial condition, results of operations, business strategy, and financial needs and are subject to market and other conditions. Investors can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions. Forward-looking statements include statements regarding, the ability of the Company to consummation of the offering, the satisfaction of the closing conditions of the offering and the use of proceeds therefrom. The Company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results and encourages investors to review other factors that may affect its future results in the Company’s filings with the SEC.

Gaxos.ai Inc. Company Contact

Investor Relations

E: ir@gaxos.ai

T: 1-888-319-2499